                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Code-Alarm, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                Code-Alarm, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                               [CODE ALARM LOGO]




                                                          June 23, 1999

To our Shareholders:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Code-Alarm, Inc., which will be held at the Northfield Hilton, Troy, Michigan on Thursday, July 15, 1999 at 10:00 a.m. All holders of record of the Company's Common Stock at the close of business on June 22, 1999 are entitled to vote at the Annual Meeting. We hope that you will be able to attend the Annual Meeting. If you are unable to attend, you are urged to complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the meeting.


                                                  Sincerely,

                                                  /s/ RAND W. MUELLER

                                                  Rand W. Mueller
                                                  President

                                CODE-ALARM, INC.
                               950 EAST WHITCOMB
                        MADISON HEIGHTS, MICHIGAN 48071

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the Annual Meeting of Shareholders of Code-Alarm, Inc. will be held at the Northfield Hilton, Troy, Michigan, on Thursday, July 15, 1999, at 10:00 a.m. for the following purposes:

     (1) To elect three directors;

     (2) To approve the appointment of Ernst & Young LLP as Independent Certified Public Accountants to audit the books and records of the Company for the year ending December 31, 1999; and

     (3) To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on June 22, 1999, will be entitled to vote at the meeting and at any adjournment thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS
                                            /s/ CRAIG S. CAMALO
                                            Craig S. Camalo
                                            Secretary

June 23, 1999
Madison Heights, Michigan

                EACH SHAREHOLDER IS URGED TO EXECUTE AND RETURN
                          THE ENCLOSED PROXY PROMPTLY

                                CODE-ALARM, INC.
                               950 EAST WHITCOMB
                        MADISON HEIGHTS, MICHIGAN 48071

                         ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 23, 1999
                                PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of Code-Alarm, Inc. (the "Company") in connection with the solicitation of proxies by or on behalf of the Board of Directors to be voted at the 1999 Annual Meeting of Shareholders of the Company to be held at the Northfield Hilton, Troy, Michigan, on Thursday, July 15, 1999, at 10:00 a.m. and at any adjournment thereof. This Proxy Statement and form of proxy were first sent or given to shareholders on or about June 23, 1999.

     Shares represented by all properly executed proxies delivered pursuant to this solicitation will be voted in accordance with the directions given, unless previously revoked, if delivered in time to be voted at the Annual Meeting. Shareholders who execute a proxy in the accompanying form may revoke the proxy at any time before it is exercised by giving written notice to the Secretary bearing a later date than the proxy, by submitting a later-dated proxy, or by voting the shares represented by such proxy in person at the Annual Meeting.

     The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by officers, directors and regular employees of the Company without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company's voting securities.

     Shareholders of record at the close of business on June 22, 1999, will be entitled to vote at the Annual Meeting. On that date, 2,320,861 shares of Common Stock were issued and outstanding. Each share of Common Stock entitles the holder to one vote. Shares may not be voted cumulatively for the election of directors. For purposes of determining the number of votes cast with respect to a particular matter, only those votes cast "for" or "against" are included. Abstentions are counted only for purposes of determining whether a quorum is present at the meeting, while broker non-votes are not counted for any purpose. Presence in person or by proxy of holders of a majority of the shares of Common Stock will constitute a quorum at the Annual Meeting. Assuming a quorum is present, directors are elected by a plurality of all votes cast.

     The Company's Annual Report to Shareholders for the year ended December 31, 1998, is enclosed herewith.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 31, 1999, certain information regarding the beneficial ownership of the Company's voting securities by each director, executive officer, nominee for director, each person known by the Company to own beneficially more than five percent of such outstanding voting securities and all directors and officers as a group:

                                                                           SHARES BENEFICIALLY OWNED
                                                                     -------------------------------------
            BENEFICIAL OWNER                    CLASS OF STOCK         NUMBER             PERCENT OF CLASS
----------------------------------------------------------------------------------------------------------
Rand W. Mueller(1)(13)...................    Common                     585,810(2)               3.6%
Alan H. Foster(13).......................    Common                       3,100(4)                (3)
Kenneth W. Mueller(1)(13)................    Common                     122,942(4)                (3)
William S. Pickett (13)..................    Common                       3,100(4)                (3)
Marshall J. Mueller(1)(13)...............    Common                       9,000(4)                (3)
Jack D. Rutherford (13)..................    Common                      24,450(4)                (3)
Peter J. Stouffer(13)....................    Common                      15,075(5)                (3)
Craig S. Camalo(13)......................    Common                      11,460(7)                (3)
                                             Series B Preferred               1(8)             100.0%
Michael P. Schroeder(13).................    Common                       8,200(6)                (3)
Pegasus Partners, L.P.(9)................    Common                   3,378,581(10)             20.7%
99 River Road                                Series A-1 Preferred        16,839                 27.8%
Cos Cob, CT 06807
Pegasus Related Partners, L.P.(9)........    Common                   8,786,783(11)             53.8%
99 River Road                                Series A-1 Preferred        43,796                 72.2%
Cos Cob, CT 06807
All directors and officers as a group....    Common                     783,137(13)              4.8%
                                             Series B Preferred               1(8)             100.0%
----------------------------------------------------------------------------------------------------------

 (1) Rand W. Mueller and Marshall J. Mueller are brothers, and Kenneth M. Mueller is their father. Each of them disclaims beneficial ownership of each other's shares of Common Stock as a result of this family relationship.

 (2) Includes 45,000 shares of Common Stock as to which Rand W. Mueller has the right to acquire beneficial ownership, by the exercise of options granted under the Company's 1987 Stock Option Plan. Mr. Mueller holds voting rights with respect to of 538,810 shares of Common Stock held in his wife's trust and 1,000 shares of Common Stock held in trust for each of his two minor children, but has no economic interest in these shares.

 (3) Less than one percent.

 (4) Includes 3,000 shares of Common Stock as to which the director has the right to acquire beneficial ownership by the exercise of options granted under the Company's 1987 Stock Option Plan.

 (5) Represents 15,075 shares of Common Stock as to which Peter J. Stouffer has the right to acquire beneficial ownership by the exercise of options granted under the Company's 1987 Stock Option Plan.

 (6) Includes 8,200 shares of Common Stock as to which Michael P. Schroeder has the right to acquire beneficial ownership by the exercise of options granted under the Company's 1987 Stock Option Plan.

 (7) Includes 10,000 shares of Common Stock to which Craig S. Camalo has the right to acquire beneficial ownership by the exercise of options granted under the Company's 1987 Stock Option Plan.

 (8) Pledged to General Electric Capital Corporation ("GECC") pursuant to a Credit Agreement dated as of October 24, 1997 among the Company as Borrower, certain of the Company's subsidiaries as other "Credit Parties", GECC as Lender and Agent and other Lenders who may become parties thereto.

 (9) Pegasus Investors, L.P. ("PILP"), in its capacity as the managing general partner of each of Pegasus Partners, L.P. ("PP") and Pegasus Related Partners, L.P. ("PRP"), is an indirect beneficial owner of 60,635 shares of the Company's Series A-1 Preferred Stock and warrants to purchase 12,165,364 shares of the Company's Common Stock which are held directly by either PP or PRP. Richard Cion and Rodney S. Cohen are directors of the Company and limited partners of PILP. Each of Messrs. Cion and Cohen disclaim beneficial ownership of the securities owned by PP and PRP.

(10) Represents 3,378,581 shares of Common Stock to which Pegasus Partners, L.P. has the right to acquire beneficial ownership upon exercise of warrants.

(11) Represents 8,786,783 shares of Common Stock to which Pegasus Related Partners, L.P. has the right to acquire beneficial ownership upon exercise of warrants.

(12) Includes 93,275 shares of Common Stock which the directors and officers have the right to acquire beneficial ownership by the exercise of options granted under the Company's 1987 Stock Option Plan.

(13) The address for these beneficial owners is 950 East Whitcomb, Madison Heights, Michigan 48071.

SHAREHOLDER AGREEMENT

     On October 27, 1997, in connection with the sale to Pegasus Partners, L.P. and Pegasus Related Partners, L.P. of shares of Series A-1 Preferred Stock and warrants, the Robyn L. Mueller Trust and Rand W. Mueller entered into an agreement pursuant to which the Robyn L. Mueller Trust and Rand W. Mueller agreed that he or it would not sell or otherwise dispose of a number of shares of Common Stock in excess of 20% of the shares of Common Stock beneficially owned by him or it; provided, that during any twelve month period, the Robyn L. Mueller Trust would be entitled to sell up to 20% of the shares of Common Stock beneficially owned by it at the beginning of such 12 month period.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In determining the compensation to be paid to the Company's executive officers, the Compensation Committee follows compensation policies designed to align executive compensation with the Company's overall business strategy, values and stockholder interests. Accordingly, these policies are intended to
(i) reward executives for the long-term enhancement of shareholder value, (ii) motivate senior executives to achieve strategic business initiatives, (iii) foster a performance-oriented environment that rewards individual achievement in addition to company success, (iv) recognize company performance compared to performance levels of comparable companies in the industry, and (v) attract and retain executives whose abilities are critical to the competitiveness of the Company.

     The key components of executive compensation and the Company's present policies with respect to each are as follows:

- BASE SALARIES are reviewed at least annually based on factors such as the individual executive's level of responsibility and position in the Company as well as informal comparisons with executives in similar positions with comparable companies in the industry;

- CASH BONUSES are based on the performance of both the individual, as evaluated by the Board of Directors, and the Company, measured primarily in terms of improvement in the Company's operating profitability; and

- STOCK OPTIONS are granted at the discretion of the Board of Directors and are intended to increase motivation toward enhancement of the Company's long-term success.

     It has been the Company's policy to establish base salary levels for executives that are modest by industry standards while providing the potential for significant bonuses and stock option awards if the Company's performance so warrants.

     The Compensation Committee based the 1998 compensation of the Company's executives officers on the policies described above. In particular, the salary of the Company's Chief Executive Officer, Mr. Rand W. Mueller, in 1998 was based on a variety of factors including an informal comparison with salaries of chief executive officers of comparable companies in the industry, Mr. Mueller's base salary levels in prior years, as well as the terms of the Company's employment agreement with Mr. Mueller. Mr. Mueller's base salary and bonus formula have remained unchanged since October 1997. Mr. Mueller's base salary is $500,000 per year, and Mr. Mueller is entitled to a bonus in the amount of 5% of operating income beyond $5,000,000.

                                          Jack D. Rutherford, Chairman
                                          Richard Cion
                                          Alan H. Foster
                                          William S. Pickett

EXECUTIVE COMPENSATION

     The following tables set forth certain information concerning compensation paid to Rand W. Mueller, the Company's President, Chairman, and Chief Executive Officer, Peter J. Stouffer, the Company's Vice President of Manufacturing and Engineering, Craig S. Camalo, the Company's Vice President of Finance, Chief Financial Officer, Secretary and Treasurer, and Michael P. Schroeder, the Company's Vice President of Sales. Mr. Mueller and Mr. Stouffer are also Directors of the Company. No other executive officer of the Company was paid in excess of $100,000 for services rendered to the Company during the fiscal year ended December 31, 1998.

     The Company did not make any payments to Mr. Mueller or any other executive officer under the long-term compensation plans during the years presented.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM COMPENSATION
                                         ANNUAL COMPENSATION                    AWARDS
                                  ---------------------------------   --------------------------
        NAME AND                                       OTHER ANNUAL   STOCK   OPTIONS/    LTIP      ALL OTHER
   PRINCIPAL POSITION      YEAR    SALARY     BONUS    COMPENSATION   AWARD   SAR (#)    PAYOUTS   COMPENSATION
---------------------------------------------------------------------------------------------------------------
Rand W. Mueller(2).......  1998   $500,000        --       (1)         --          --      --            --
President, Chairman,       1997   $266,925   $78,282       (1)         --     790,306      --            --
and CEO                    1996   $200,000   $62,184       (1)         --          --      --            --

Peter J. Stouffer(2).....  1998   $107,020   $13,155       (1)         --          --      --            --
Vice President of          1997   $105,000   $18,656       (1)         --     200,624      --            --
Manufacturing and          1996   $105,000        --       (1)         --          --      --            --
Engineering

Craig S. Camalo(2).......  1998   $102,020   $13,155       (1)         --          --      --            --
Vice President of          1997   $ 91,923   $13,982       (1)         --     145,624      --            --
Finance, CFO, Secretary
and Treasurer

Michael P.
  Schroeder(2)...........  1998   $ 98,846   $13,155       (1)         --          --      --            --
Vice President of Sales    1997   $ 86,769   $14,334       (1)         --     210,624      --            --

--------------------------------------------------------------------------------

(1) Includes fringe benefits which did not exceed the lesser of $50,000 or ten percent of total salary and bonus.

(2) The Company has an employment agreement with Rand W. Mueller that provides for a minimum salary of $500,000 per year effective October 1, 1997. The agreement, as amended, expires May 31, 2002. Mr. Mueller's employment can be terminated only for cause. The Company has employment agreements with Peter
    J. Stouffer, Craig S. Camalo and Michael P. Schroeder that provide for a minimum salary of $105,000, $100,000 and $90,000 per year respectively, effective May 20, 1997. Each of the agreements expires May 31, 2001, and each can be terminated only for cause.

           AGGREGATED OPTIONS/SARS EXERCISED DURING LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                VALUE OF UNEXERCISED
                                                                  NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                                      OPTIONS/SARS                  OPTIONS/SARS
                                     SHARES                        AT FISCAL YEAR-END            AT FISCAL YEAR-END
                                   ACQUIRED ON      VALUE      ---------------------------   ---------------------------
              NAME                 EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------
Rand W. Mueller..................       0             0          26,250      839,056              0              0
Peter J. Stouffer................       0             0          12,044      216,955              0              0
Craig S. Camalo..................       0             0           4,750      145,875              0              0
Michael P. Schroeder.............       0             0           5,075      212,049              0              0

--------------------------------------------------------------------------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None.

PERFORMANCE GRAPH

     The following graph sets forth a yearly comparison of the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market and an index of NASDAQ Electronic Components Stocks for the five-year period ended December 31, 1998. The graph assumes $100 invested on December 31, 1993, in Code-Alarm, Inc. Common Stock, the NASDAQ Stock Market index and the industry index, with all dividends reinvested.

                              [PERFORMANCE GRAPH]

       ---------------------------------------------------------------------------------------------------------
                                       1993         1994         1995         1996         1997         1998
       ---------------------------------------------------------------------------------------------------------
           Code-Alarm, Inc.            100           73           52           29           10           4
       ---------------------------------------------------------------------------------------------------------
           NASDAQ Market Index         100           98          138          170          209          294
       ---------------------------------------------------------------------------------------------------------
           Industry Index              100          110          183          316          332          513
       ---------------------------------------------------------------------------------------------------------

CERTAIN TRANSACTIONS

     On May 27, 1992, the Company loaned $65,000 to Rand W. Mueller, the Company's President and Chief Executive Officer, on a two-year mortgage note at
7.5 percent interest per annum collateralized by a second lien on Mr. Mueller's residence. The largest aggregate balance owing on the loan during 1998 was $82,359, including accrued interest; as of March 31, 1999, the balance outstanding on the loan was $83,578, including accrued interest.

     Except as described in the previous paragraph, the Company did not make loans to its officers, directors, employees or principal shareholders during 1998, except for loans made in the ordinary course of business, such as travel advances, expense account advances, relocation advances or reasonable salary advances.

                      PROPOSAL I -- ELECTION OF DIRECTORS

     The Company's Board of Directors is currently composed of nine directors. Seven directors are elected by the holders of the Company's Common Stock, and two directors are elected by the holders of the Company's Series A-1 Preferred Stock. The Company's Bylaws provide that the directors elected by the holders of the Common Stock shall be divided into three classes as nearly equal in size as possible. At each Annual Meeting of the Shareholders of the Company, one class of directors is elected to serve for a three-year term.

     Three directors are to be elected by the holders of the Common Stock at the 1999 Annual Meeting, each of whom will hold office until the 2002 Annual Meeting or until his successor is elected. The Board of Directors has recommended the election of and has nominated the following persons:

                                 Alan H. Foster
                                Rand W. Mueller
                               Peter J. Stouffer

     MESSRS. FOSTER, MUELLER, AND STOUFFER ARE PRESENTLY DIRECTORS OF THE
COMPANY.

     A brief biography of each of the nominees and other directors whose term of office will continue after the Annual Meeting is presented below under the caption "Directors, Nominees and Executive Officers." If any of the above-named nominees are unable to serve as a director, the Board of Directors may designate a substitute nominee, in which event the shares represented by the proxies will be voted for such substitute nominee.

DIRECTORS' COMPENSATION

     In 1998, directors who were not employees or consultants of the Company were paid an annual fee of $15,000.

     In lieu of the standard arrangement described above, Kenneth M. Mueller is compensated pursuant to a Consulting Agreement with the Company dated October 1, 1997, as amended. Under this agreement, Mr. Mueller is paid $15,000 per year for both his consulting services and his services as a member of the Company's Board of Directors. The agreement expires September 30, 2000, however, either party may terminate the agreement at any time upon 90 days written notice.

MEETINGS AND COMMITTEES

     The Company's Board of Directors had the following standing committees in 1998, whose responsibilities and 1998 members were as follows:

     COMPENSATION COMMITTEE -- The Compensation Committee, which met once in 1998, has responsibility for reviewing the compensation of the directors and officers of the Company and administering the Company's stock option and incentive compensation plans. Messrs. Rutherford, Cion, Foster and Pickett are members of the Compensation Committee.

     AUDIT COMMITTEE -- The Audit Committee, which met once in 1998, is responsible for recommending to the full Board of Directors the selection of independent accountants; reviewing the engagement of the auditors (including the fee, scope and timing of the audit); reviewing with the auditors and management the Company's policies and procedures with respect to accounting and financial controls; reviewing with the independent auditors, upon completion of their audit, their report or opinion, their perception of the Company's financial and accounting personnel, any significant transactions which are not a normal part of the Company's business, any changes in accounting principles and practices, all significant proposed adjustments and any recommendations they may have for improving internal accounting controls, choice of accounting principles or management systems; and meeting with the Company's accounting staff to discuss internal accounting and financial controls and the extent to which recommendations made by the independent auditors have been implemented. Messrs. Cohen, Marshall Mueller, Kenneth M. Mueller, Rutherford and Stouffer are members of the Audit Committee. Mr. Rand W. Mueller is a non-voting member of the Audit Committee.

     NOMINATING COMMITTEE -- The Nominating Committee, which met once in 1998, has responsibility for researching and reviewing the qualifications of prospective nominees for seats on the Company's Board of Directors. In carrying out its responsibilities, the Nominating Committee will consider candidates suggested by other directors, employees and shareholders of the Company. Suggestions for candidates, accompanied by biographical material for evaluation, may be sent to the Secretary of the Company at the Company's principal executive offices. Messr. Foster, Kenneth M. Mueller, Rand W. Mueller and Pickett are members of the Nominating Committee.

     The Company's Board of Directors held six meetings in 1998. Various additional action was taken by the directors by unanimous written consent. During the 1998 fiscal year, all of the directors except Rodney Cohen attended 100% of the meetings of the Board of Directors and Committees on which they served. Mr. Cohen attended 66% of the meetings of the Board of Directors and Committees on which he served.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The Company's Bylaws provide that the Board of Directors shall consist of nine directors. Seven directors are elected by the holders of the Company's Common Stock and two directors are elected by the holders of the Company's Series A-1 Preferred Stock. The directors elected by the holders of the Company's Common Stock are divided into three classes as nearly equal in size as possible. At each annual meeting of the shareholders of the Company, one class of directors is elected by the common shareholders to serve for a three-year term. Except for executive officers who have entered into employment agreements with the Company, officers serve at the discretion of the Board of Directors (see "Executive Compensation").

     The Directors and Executive Officers of the Company and its wholly-owned subsidiaries, Tessco Group, Inc. ("Tessco"), Anes, Inc., d.b.a. Anes Security, Inc. ("Anes"), Chapman Security Systems, Inc.

("Chapman") and Intercept Systems, Inc. ("Intercept"), and their respective positions and ages are as follows:

                                              DIRECTOR     TERM
                NAME                   AGE     SINCE      EXPIRES                  POSITION(1)
-------------------------------------------------------------------------------------------------------------
Rand W. Mueller (2)..................  49       1985       1999      President, Chief Executive Officer,
                                                                     Director and Chairman of the Board
                                                                     (Company); Director, President and
                                                                     Chairman of each of Tessco, Anes,
                                                                     Chapman and Intercept

Alan H. Foster.......................  73       1988       1999      Director
Kenneth M. Mueller(2)................  77       1979       2001      Consultant and Director
William S. Pickett...................  79       1987       2000      Director
Marshall J. Mueller(2)...............  51       1991       2001      Director
Jack D. Rutherford...................  65       1991       2000      Director
Richard Cion(3)......................  55       1997       2000      Director
Rodney S. Cohen(3)...................  33       1997       2000      Director
Peter J. Stouffer....................  36       1995       1999      Director, and Vice President of
                                                                     Manufacturing and Engineering

Craig S. Camalo......................  49         --         --      Vice President of Finance, CFO,
                                                                     Secretary and Treasurer (Company);
                                                                     Director, Secretary and Treasurer of
                                                                     each of Tessco, Anes, Chapman and
                                                                     Intercept

Michael P. Schroeder.................  37         --         --      Vice President of Sales
-------------------------------------------------------------------------------------------------------------

(1) All positions are with the Company except as otherwise indicated.

(2) Rand W. Mueller and Marshall J. Mueller are brothers, and Kenneth M. Mueller is their father.

(3) Richard Cion and Rodney S. Cohen were elected as Directors effective October 28, 1997, by the holders of the Company's Series A-1 Preferred Stock.

     Rand W. Mueller has been a full-time employee of the Company since January 1985 and has been the Chairman, Chief Executive Officer, and President since May 1986.

     Alan H. Foster has been an independent consultant to various governmental bodies, corporations and financial institutions for the last five years. He is also an adjunct professor at the School of Business Administration of the University of Michigan. From 1967 to 1978, Mr. Foster served as Vice President and Treasurer of American Motors Corporation.

     Kenneth M. Mueller is retired. He has been a consultant to the Company since August 1987. Mr. Mueller was a New York-based consultant to the Ministry of Agriculture and Food, Government of Ontario, Canada from August 1985 to June 1987. Prior to that time, he was President of Agribusiness Council, Inc., a New York-based not-for-profit corporation assisting lesser-developed countries in developing profitable agricultural ventures.

     William S. Pickett is retired. He was the President and General Manager of American Motors (Canada) Inc. prior to his retirement in 1982.

     Marshall J. Mueller is a former executive officer of the Company. From May 1980 to January 1990, Mr. Mueller held various senior management positions with the Company, including President and Executive Vice President. Mr. Mueller resigned from his office as Executive Vice President and director in January 1990. Mr. Mueller was re-elected to the Company's Board of Directors on May 21, 1991, and has served continuously since that date.

     Jack D. Rutherford is Chairman and Chief Executive Officer of ICM Industries, Inc., a private company that owns and controls various operating subsidiaries in basic manufacturing industries serving the automotive, construction equipment and capital good industries.

     Richard Cion is a partner in Pegasus Investors, L.P., an investment fund. From July 1996 through April 1997 Mr. Cion was the managing director of Zanbak Group. From 1990 through July 1996 Mr. Cion served as the Senior Executive Vice President -- Corporate Development of Fruit of the Loom, Inc.

     Rodney S. Cohen is a partner in Pegasus Investors, L.P., an investment fund. From November 1995 through July 1996 Mr. Cohen was Vice President of Fresh Picks, Inc., a retail music distribution company. From February 1993 to November 1995 Mr. Cohen served as the Executive Vice President of Stephan J. Feron's, Inc., a sales and marketing and concession company. From August 1990 to February 1993 Mr. Cohen was an associate attorney at Anderson, Kill, Olick & Oshinsky, P.C.

     Peter J. Stouffer was appointed Vice President of Engineering for the Company in January 1993 pursuant to a management reorganization which effectively eliminated the Company's previously separate operating divisions. In December 1995, Mr. Stouffer was appointed to the Board of Directors of the Company and was given the additional responsibility of world-wide manufacturing. Previously, Mr. Stouffer served as Executive Vice President and General Manager of the Company's Intercept Systems, Inc. subsidiary from August 1990 through December 1992, and served as the Company's Vice President of Engineering from May 1989 through September 1990. From December 1986 to May 1989, Mr. Stouffer was the manager of engineering for the Company. Prior to December 1986, he was an engineer at the Pontiac Motors Division of General Motors Corporation.

     Craig S. Camalo joined the Company as Corporate Controller and Chief Accounting Officer in April of 1996, and was elected by the Company's Board of Directors as Vice President of Finance and Chief Financial Officer, Secretary and Treasurer in January of 1997. Prior to joining the Company, Mr. Camalo held a similar position with Letts Industries, Inc. and was Chief Financial Officer of Hydro Aluminum. From 1975 to 1982, Mr. Camalo was employed by Deloitte and Touche LLP where he earned the designation as a Certified Public Accountant.

     Michael P. Schroeder joined the Company in March 1984 as Engineering Technician. Mr. Schroeder was promoted to Vice President of Sales in March 1995. From December 1992 to March 1995, Mr. Schroeder was the Company's Director of Sales in the U.K.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                       ELECTION OF EACH OF THE NOMINEES.

      PROPOSAL II -- APPROVAL OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As reported in the Form 8-K dated November 2, 1998, on November 2, 1998, Deloitte & Touche LLP resigned as the auditors for the Company.

     During the Company's two most recent fiscal years, and through the date of this filing, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure or any other reportable event which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make reference to the matter in their report.

     Deloitte & Touche LLP's report on the Company's financial statements for the fiscal year ended December 31, 1996, contained an explanatory paragraph with respect to the Company's ability to continue as a going concern. Except with respect to the explanatory paragraph for the fiscal year ended December 31, 1996 only, the reports of Deloitte & Touche LLP for the fiscal years ended December 31, 1997 and 1996 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     As reported in the Form 8-K dated December 30, 1998, on December 30, 1998, with the recommendation of its Audit Committee, the Company engaged the services of Ernst & Young LLP as independent auditors of the Company for the fiscal year ended December 31, 1998.

     At the Annual Meeting, the shareholders will be asked to approve the appointment of Ernst & Young LLP as independent accountants of the Company for the 1999 year. Representatives of Ernst & Young LLP are expected to attend the 1999 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to shareholder questions. Ernst & Young LLP has acted as independent accountants for the Company since December 1998.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL II TO APPROVE THE
                       APPOINTMENT OF ERNST & YOUNG LLP.

ADDITIONAL INFORMATION

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the company's equity securities, to file reports of their ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the company with copies of all Section 16(a) reports they file. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any delinquent filings and failures to file such reports.

     Based solely on its review of the copies of such reports received by it and written representations of its incumbent directors and officers, except for the filing of the report listed below, the Company believes that during the period from January 1 to December 31, 1998, all filing reports applicable to its directors, officers and greater than ten percent beneficial owners were complied with.

     Michael P. Schroeder, the Company's Vice President of Sales, made a delinquent filing of a Form 4 reporting the sale of 4,255 shares of the Company's Common Stock.

                                 OTHER BUSINESS

     The Company is not aware of any other business to be acted upon at the Annual Meeting other than that which is discussed in this Proxy Statement. If any other business requiring a vote of the shareholders is properly presented at the meeting, the holders of the proxies shall have discretionary authority to vote your shares in such manner as they shall deem appropriate or to abstain from voting any or all of such shares. The holders of the proxies also shall have discretionary authority to vote your shares in such manner as they shall deem appropriate or to abstain from voting any or all of such shares on other matters incident to the conduct of the meeting.

               SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Any shareholder proposal intended to be presented for consideration at the 2000 Annual Meeting and to be included in the Company's Proxy Statement and form of proxy must be received at the principal executive offices of the Company by the close of business on February 24, 2000. Any shareholder proposal intended to be presented for consideration at the 2000 Annual Meeting that is not sought to be included in the Company's Proxy Statement must be sent to the Company by April 8, 2000 in order for the proposal not to be subject to the Company's discretionary voting authority when raised at the 2000 Annual Meeting. Proposals should be sent to the attention of the Secretary.

     You are encouraged to exercise your right to vote by marking the appropriate boxes, dating and signing the enclosed proxy card. It is not necessary to mark any boxes if you wish to vote in accordance with the recommendations of the Board of Directors. The proxy card may be returned in the enclosed envelope, postage paid if mailed in the United States or Canada. A prompt response will be helpful and your cooperation is appreciated.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          /s/ CRAIG S. CAMALO
                                          Craig S. Camalo
                                          Secretary

                                                                     FCACM-PS-99

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


CODE-ALARM, INC.                                              1.  Election of Directors:
                                                                                            For all     With-     For All
                                                                                           Nominees     hold       Except

                                                                  ALAN H. FOSTER             |   |      |   |      |   |
                                                                  RAND W. MUELLER            |   |      |   |      |   |
                                                                  PETER J. STOUFFER          |   |      |   |      |   |

Mark box at right if an address change or comment   |   |         If you do not wish your shares voted "For" a particular nominee,
has been noted on the reverse side of this card.    |   |         mark the "For All Except" box and strike a line through the
                                                    |   |         nominee(s) name(s).  Your shares will be voted for the remaining nominee(s).

CONTROL NUMBER:
RECORD DATE SHARES:
                                                                                                         For    Against   Abstain
                                                              2.  Proposal to ratify the appointment
                                                                  of Ernst & Young LLP as independent     [ ]     [ ]      [ ]
                                                                  certified public accountants to
                                                                  audit the books and records of the
                                                                  Company for the year ending December
                                                                  31, 1999.


                                                              3.  In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Meeting.


Please be sure to sign and date                                   Your signature should appear the same as your name appears
this Proxy                          Date                          hereon.  If signing as attorney, executor, trustee or
---------------------------------------------------------         guardian, please indicate the capacity in which signing.
                                                                  When signing as joint tenants, all parties to the joint
                                                                  tenancy must sign.  When the Proxy is given by a corporation,
Shareholder sign here           Co-owner sign here                it should be signed by an authorized officer and the corporate
---------------------------------------------------------         seal affixed.


DETACH CARD                                                                                                      DETACH CARD

                                CODE-ALARM, INC.

         This Proxy is Solicited on Behalf of the Board of Directors of
                                Code-Alarm, Inc.


The undersigned shareholder of CODE-ALARM, INC. (the "Company") hereby appoints William S. Pickett, Jack D. Rutherford, and Rodney S. Cohen, or any one of them, Proxies, with full power of substitution, to vote all Common Stock of the Company standing in the name of the undersigned at the 1999 Annual Meeting of Shareholders of the Company to be held at the Northfield Hilton, Troy, Michigan, on Thursday, July 15, 1999, at 10:00 a.m., and at any adjournment thereof, hereby ratifying all that said Proxies or their substitutes may do by virtue hereof; and the undersigned authorizes and instructs said Proxies to vote as indicated on the reverse side, revoking any proxies heretofore given.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE THIS PROXY FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN ITEM 1, FOR THE APPROVAL OF
ITEM 2, AND WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN
ITEM 3. THE UNDERSIGNED RATIFIES ALL THAT THE PROXIES OR ANY ONE OF THEM OR THEIR SUBSTITUTES MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF AND REVOKES ALL PRIOR PROXIES.

Receipt of the Notice of said Meeting and the Proxy Statement and Annual Report of the Company for the year ended December 31, 1998 accompanying this Proxy is hereby acknowledged.

        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

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